SCHEDULE 14C
                                 (Rule 14c-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT

                          SCHEDULE 14C INFORMATION
          Information Statement Pursuant to Section 14(c) of the
                      Securities Exchange Act of 1934

Check the appropriate box:
( )  Preliminary Information Statement
( )  Confidential, for Use of the Commission Only
(X)  Definitive Information Statement

                       Compaq Computer Corporation
             (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
( )  $125 per Exchange Act Rules 0-11c(1)(ii), or 14c-5(g).
(X)  No fee required.
( )  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
( )  Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.
(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:


                           Information Statement for
                             Consent Solicitation

                               November 10, 1997

                           YOUR CONSENT IS IMPORTANT


The Board of Directors of Compaq Computer Corporation is soliciting your consent to amend Compaq's Certificate of Incorporation to increase the number of authorized shares of common stock from one billion to three billion and to modify the capitalization of its name to reflect current practice. We ask that you return your written consent by December 11, 1997.

The Board believes that it is in the best interest of Compaq and its stockholders to increase the number of shares of common stock to effect a two-for-one stock split (to holders of record on December 31, 1997) and for other corporate business needs.

Before the amendments can be effective, the holders of a majority of Compaq's outstanding stock must give their written consent. If your shares are held in street name, your broker may consent on your behalf if you do not direct your broker to refuse to consent. You may revoke your consent at any time before December 11, 1997 by sending a written revocation to Compaq's transfer agent, BankBoston, N.A., c/o Boston EquiServe,L.P., P.O. Box 9378, Boston, MA 02205-9378.

We will file the amendments with the Secretary of State of Delaware when we receive consents from the holders of a majority of Compaq's outstanding common stock. We expect to make this filing on or about December 12, 1997. A copy of the proposed amendments to the Certificate of Incorporation is attached to this Information Statement.

Only stockholders of record at the close of business on October 31, 1997 are entitled to consent to the amendments. On that day, there were 758,083,599 shares of Compaq common stock outstanding.

The Board of Directors asks you to consent to the amendments. This Information Statement provides you with detailed information about the proposed amendments. In addition, you may obtain information about Compaq from documents that we have filed with the Securities and Exchange Commission. We encourage you to read this Information Statement carefully.

              PLEASE COMPLETE, SIGN, AND RETURN THE ACCOMPANYING
                       CONSENT CARD BY DECEMBER 11, 1997.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                      CONSENT TO THE PROPOSED AMENDMENTS TO
                       THE CERTIFICATE OF INCORPORATION.

        THE CONSENT TO BE COMPLETED IS NOT A PROXY.  WE ARE NOT ASKING
         YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Information Statement dated November 10, 1997 and first mailed to stockholders on November 10, 1997.


                   Information About the Proposed Amendments
                      to the Certificate of Incorporation

In September 1997, Compaq's Board of Directors unanimously adopted a resolution approving an amendment of Compaq's Certificate of Incorporation to increase the number of authorized shares of Compaq common stock from one billion shares to three billion shares. Each additional share of common stock will have the same rights and privileges as currently authorized common stock. This change requires the consent of Compaq's stockholders.

If stockholders consent to the increase in authorized shares, the Board will have the authority to issue the additional shares of common stock without further action by stockholders except as provided under applicable rules and regulations. Current stockholders do not have preemptive rights, which means they do not have the right to purchase any new issuance of common stock in order to maintain their proportionate interests. In addition, the issuance of additional shares of common stock in certain transactions could have the effect of discouraging a hostile attempt to acquire control of Compaq. The Board is not aware of any effort to obtain control of Compaq.

The Board believes that it is in the best interest of Compaq and its stockholders to increase the number of shares of common stock to effect a two-for-one stock split and for other corporate business needs that might include the acquisition of other businesses and equity incentives for
employees.   Subject to stockholder consent to the increase in authorized shares, Compaq plans to effect the two-for-one stock split in the form of a stock dividend to record holders of December 31, 1997.

The Board has also unanimously adopted a resolution approving the modification of the capitalization of Compaq's name as stated in its Certificate of Incorporation to reflect current practice. This change also requires the consent of Compaq's stockholders. The proposed changes to Articles 1 and 4 of the Certificate of Incorporation are indicated on the attached copy.

                              General Information

The expense of preparing, printing, and mailing this Information Statement will be paid by Compaq. To assist in the solicitation of consents, Compaq has engaged Corporate Investor Communications, Inc. ("CIC") at a fee of $12,000 plus reimbursement of its out-of-pocket expenses. In addition to the use of the mail, consents may be solicited personally or by telephone by regular employees of Compaq as well as by employees of CIC without additional compensation other than reimbursement of out-of-pocket expenses. Compaq will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their costs in sending the consent materials to the beneficial owners of Compaq common stock.

                                Stock Ownership

The following table gives information about the ownership of Compaq common stock as of October 31, 1997 by the holders known to Compaq to own beneficially five percent or more of its outstanding common stock, and the directors, the chief executive officer, the four most highly compensated other executive officers (as of December 31, 1996), and the executive officers and directors as a group. Beneficial ownership of securities is defined by the Securities and Exchange Commission (the "SEC") to mean generally the power to vote or dispose of securities, regardless of economic interest. Compaq had 758,083,599 shares of common stock outstanding at October 31, 1997.





 Name of Owner                                     Number of Shares      Percent
 or Identity of Group                          Options(1)     Total(1) Outstanding
---------------------                          ----------   ----------   --------


FMR Corp.                                                   79,953,277 (2)   10.5%
    82 Devonshire Street
    Boston, MA  02109
The Equitable Companies Incorporated                        42,543,475 (3)    5.6
    787 Seventh Avenue
    New York, New York  10019
Benjamin M. Rosen . . . . . . . . . . . . . . .    200,146   3,245,056          *
Eckhard Pfeiffer. . . . . . . . . . . . . . . .  3,940,027   4,065,027          *
Lawrence T. Babbio, Jr. . . . . . . . . . . . .     76,855      81,855          *
Robert Ted Enloe, III . . . . . . . . . . . . .    171,743     176,743          *
George H. Heilmeier . . . . . . . . . . . . . .    113,500     118,250          *
George E. R. Kinnear II . . . . . . . . . . . .    101,118     121,118          *
Peter N. Larson . . . . . . . . . . . . . . . .    145,058     151,558          *
Kenneth L. Lay. . . . . . . . . . . . . . . . .     72,500     349,392 (4)      *
Thomas J. Perkins . . . . . . . . . . . . . . .     36,407     796,273 (5)      *
Kenneth Roman . . . . . . . . . . . . . . . . .    189,728     219,728          *
Lucille S. Salhany. . . . . . . . . . . . . . .     70,000      75,000          *
Andreas Barth . . . . . . . . . . . . . . . . .  1,187,083   1,214,558          *
Gregory E. Petsch . . . . . . . . . . . . . . .    160,001     160,001 (6)      *
John T. Rose. . . . . . . . . . . . . . . . . .    360,635     375,635 (7)      *
Michael J. Winkler. . . . . . . . . . . . . . .     90,834      93,334          *
All executive officers and directors as a group  7,573,806  11,988,731 (8)    1.6
_________________________

*Less than 1%
(1) Includes Compaq stock options that are exercisable or will become exercisable by December 30, 1997.
(2) Based on information provided in a Schedule 13G dated March 10, 1997, these shares are beneficially held by FMR Corp. and certain of its affiliates and associates. The number of shares has been adjusted to reflect the 5-for-2 stock split effected July 14, 1997.
(3) The number of shares indicated is based on information provided in a Schedule 13G dated February 12, 1997, which was filed jointly by five French mutual insurance companies (AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, and collectively as a group, "The Mutuelles AXA"), AXA, The Equitable Companies Incorporated, and their subsidiaries. According to the Schedule 13G, an aggregate 226,750 shares are beneficially owned by The Mutuelles AXA and AXA; and the shares beneficially owned by subsidiaries of The Equitable Companies Incorporated are as follows: (i) The Equitable Life Assurance Society of the United States: 1,175,675 shares; (ii) Alliance Capital Management L.P.: 41,138,550 shares; and (iii) Donaldson, Lufkin & Jenrette Securities Corporation: 2,500 shares. The number of shares has been adjusted to reflect a 5-for-2 stock split effected July 14, 1997.
(4) Includes 246,892 shares held by a limited partnership.
(5) Includes 143,000 shares held in a trust and 40,425 shares in a retirement plan.
(6) Includes 6,844 shares credited to the executive officer's account in Compaq's defined contribution plan.
(7) Includes 1,787 shares credited to the executive officer's account in Compaq's defined contribution plan.
(8) Includes 25,279 shares credited to the executive officers' accounts in Compaq's defined contribution plan.


Compaq files annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information filed by Compaq at the SEC's public reference rooms in Washington, D.C., New York City, and Chicago, Illinois.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Compaq's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov.

You may also request a copy of Compaq's financial reports filed with the SEC by contacting Compaq Investor Relations, P.O. Box 692000, Houston, Texas 77269-2000, telephone 1-800-433-2391. Financial reports may also be accessed on Compaq's web site at http://www.compaq.com.

         PROPOSED AMENDMENTS TO COMPAQ'S CERTIFICATE OF INCORPORATION

                                   Article 1

The  name  of  the  corporation  is:  Compaq  Computer  Corporation.
                                       -----

                                   Article 4

A.  Authorized  Shares  and  Classes  of  Stock

The total number of shares of stock which the Corporation shall have authority to issue is 3,010,000,000 shares composed of (i) 3,000,000,000 shares of Common
            -------------                       -------------
Stock, par value $.01 per share (Common Stock); and (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share (Preferred Stock).

B.  Designations,  Rights,  Preferences  and Powers of Preferred Stock

The designations, rights, preferences and powers in respect of the shares of Preferred Stock shall be as follows:

1. Shares of Preferred Stock may be issued in one or more series which may have such voting powers, full or limited, or no voting power as the Board of Directors may determine.

2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issuance of any series of Preferred Stock, the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

3. Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, the number of shares of stock of any such series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions adopted by the Board of Directors.

4. Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this Article 4 and to any restrictions contained in any resolution or resolutions of the Board of Directors providing for the issue of any such series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.


==============================================================================
Please mark
vote as in example   X
                    ---

This consent card must be received no later than December 11, 1997.

                          COMPAQ COMPUTER CORPORATION
                                 Consent Card
                 Solicited on Behalf of the Board of Directors

The undersigned hereby takes the following action with respect to all the shares of common stock of Compaq Computer Corporation which the undersigned is entitled to vote:

Consents     Does Not    To amendments to the Certificate of Incorporation
             Consent     of Compaq to increase the authorized number of
                         shares of common stock to three billion and to modify the capitalization of the name.

The Board of Directors recommends giving consent to the amendments. Once a majority has consented to the amendments, the majority vote shall become irrevocable and the amendments shall be approved.

If you do not approve the amendments, you do not need to take any action. Because the approval of a majority of the outstanding shares is required, not returning this card has the same impact as not consenting to the amendments.

Marking the box "CONSENTS" constitutes your written consent to the amendments. However, if no box is marked, your signature below will evidence your written consent to the amendments as recommended by the Board of Directors.

Sign, Date and Return the Consent Card Promptly Using the Enclosed Envelope.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:_________________Date:______Signature:_________________Date:______